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                                                                    EXHIBIT 23.3


June 13, 2001



CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Oil States International, Inc. of our report dated February 26, 2001 relating to the consolidated financial statements of PTI Group Inc. for the year ended December 31, 2000, that appears in the Annual Report of Oil States International, Inc. on Form 10-K.



/s/ PricewaterhouseCoopers LLP


Chartered Accountants
Edmonton, Alberta, Canada